Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11299, No. 333-35287, No. 333-85575, No. 333-34320, No. 333-52804, No. 333-59158, No. 333-59160, No. 333-123452, No. 333-129269, No. 333-151771, No. 333-166984 and No. 333-176638) pertaining to the 1993 Stock Plan, the 1996 Nonemployee Directors Stock Option Plan, the 1998 Stock Incentive Plan, the GMS/Affymetrix 1998 Stock Plan, the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan, the Amended and Restated 2000 Equity Incentive Plan of Affymetrix, Inc., the ParAllele BioScience, Inc. 2001 Stock Option Plan of Affymetrix, Inc. and the 2011 Employee Stock Purchase Plan of our report dated April 13, 2012 with respect to the consolidated financial statements as of December 31, 2010 and 2011 and for each of the three years in the period ended December 31, 2011 of eBioscience Holding Company, Inc. included in this Current Report on Form 8-K of Affymetrix, Inc. dated May 30, 2012.

/s/ Ernst & Young LLP

San Diego, CA

May 30, 2012